EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
Atlas Financial Holdings, Inc.
Schaumburg, Illinois
We consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333‑221828) and Form S‑8 (File No. 333‑192579) of Atlas Financial Holdings, Inc. of our report dated December 3, 2020, related to the consolidated financial statements and financial statement schedules, which appears on page 50 of this annual report on Form 10‑K for the year ended December 31, 2019.

/s/ BAKER TILLY US, LLP
Milwaukee, Wisconsin
December 3, 2020